EXHIBIT 2.4


                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT ("Agreement') made this 12th day of April 2005, by and between Medical Makeover Corporation of America, Inc., a Delaware corporation, (the "Parent"), Aventura Makeover Corporation ("Aventura"), Aventura Electrolysis and Skin Care Center, Inc,, a Florida corporation, ("Aventura Laser") and the individuals listed in Exhibit A attached hereto, (the "Shareholders"), which Shareholders own of all the issued and outstanding shares of Aventura Laser. Parent, Aventura, Shareholders and Aventura Laser being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    Preamble:

     WHEREAS, the respective boards of directors of Parent, Aventura and Aventura Laser believe it is in the best interests of each Party and their respective stockholders that Aventura Laser becomes a wholly owned subsidiary of Aventura and, in furtherance thereof, have approved this transaction; and

     WHEREAS, Aventura is a wholly-owned subsidiary of Parent; and

     WHEREAS, pursuant to the terms of this transaction, as hereinafter set forth, among other things, all of the issued and outstanding securities of Aventura Laser will be acquired by Aventura and exchanged for One Hundred Thousand (100,000) shares of Parent's common stock, $0.001 par value ("Parent's common stock") and a cash payment of one hundred twenty five thousand dollars ($125,000.00) payable pursuant to Section 1 below; and

     WHEREAS, the Parties have mutually agreed to make certain representations and warranties and other agreements in connection with this transaction and their subsequent operating and business relationships; and

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration the sufficiency of which is acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1. EXCHANGE OF SECURITIES AND OTHER CONSIDERATION Subject to the terms and conditions of this Agreement, the Parent agrees to issue to Shareholders One Hundred Thousand (100,000) shares of the Parent's common stock, $0.001 par value ("Parent's common stock") and cash payments totaling one hundred twenty five thousand dollars ($125,000.00) as set forth below, in exchange for Aventura acquiring One Hundred (100) shares of Aventura Laser, representing 100% of the issued and outstanding shares of Aventura Laser ("Aventura Laser's Stock"), such that Aventura Laser shall become a wholly owned subsidiary of Aventura. The schedule for payments under this provision is as follows:

          i. Aventura and Parent will pay Shareholders forty thousand dollars ($40,000.00) upon the Closing Date;



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          ii. Aventura will pay Shareholders  ten thousand dollars  ($10,000.00)
     90 days after the Closing Date;

          iii. Aventura will pay Shareholders twenty five thousand dollars ($25,000.00) 6 months after the Closing Date;

          iv. Aventura will pay Shareholders twenty five thousand dollars ($25,000.00) 1 year after the Closing Date; and

          v. Aventura will pay Shareholders twenty five thousand dollars ($25,000.00) 15 months after the Closing Date.

     In the event Aventura Makeover or Parent fails or refuses for any reason to make any one or more of the installment payments when due hereunder, or within 30 days thereafter, time being of the essence hereof, all monies due hereunder shall be due and payable immediately without notice or demand. In addition in the event Aventura or Parent fails or refuses for any reason to make any one or more of the payments due under the equipment lease agreement within five (5) days after same is due, time being of the essence or, in the event Aventura or Parent fails or refuses for any reason to make payments pursuant to the Employment Agreement entered into with Aventura Laser or Judith Kornik when due, time being of the essence, any and all future installment payments due hereunder shall become due and payable immediately without notice or demand. These agreements have been executed simultaneously with this and in consideration of the parties executing this Agreement.

     2. Excluded Inventory. Shareholders shall be entitled to sell and receive the net sales proceeds from the sales of the Aventura Laser's current inventory, a list of the inventory is attached hereto as Schedule 2. The Parties agree that all future inventory of Aventura Laser and the proceeds therefrom shall belong to Aventura Laser.

     3. LASER MACHINE. The parties acknowledge that the laser hair Removal machine described as Syneron Aurora ("Laser Machine") was purchased by Aventura Laser utilizing the credit of Aventura Laser, Shareholder and other parties through an outstanding loan with Wachovia Bank. The Laser Machine may be collateralized in connection with such loan along with other collateral of Shareholder and other parties. The loan is in the name of Aventura Laser and guaranteed by other parties. The parties hereto agree that Aventura Laser shall continue to utilize the Laser Machine in its business pursuant to an equipment lease agreement ("Equipment Lease Agreement") to be agreed upon and entered into simultaneous with this Agreement which will provide for monthly payments equal to the outstanding monthly loan amount plus sales tax and for maintenance and maintenance agreements covering the Laser Machine. The Laser Machine owned and previously used in connection with the business of Aventura Laser is specifically excluded from the assets owned by Aventura Laser which is subject to this Agreement and exchange of stock. The parties acknowledge and agree that the Laser Machine shall be deemed transferred to Shareholder or an entity designated by Shareholder prior to the closing of this transaction and Aventura,



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Parent,  and Aventura Laser have paid no money and or given no consideration for the Laser Machine. Parent, Aventura and Aventura Laser shall enter into a separate Equipment Lease Agreement regarding the Laser Machine. In the event of any default under the Equipment Lease Agreement, for any reason whatsoever, same shall be deemed a breach and default pursuant to this Agreement and the
Employment   Agreement  of  even  date  herewith.   In  addition,   the  parties
specifically acknowledge and agree that in connection with the transfer of the Laser Machine from Aventura Laser, Judith Kornik and her designee shall continue to pay the monthly loan payments due Wachovia Bank under the loan agreement in connection with the Laser Machine.

     4. PARENT REPRESENTATIONS AND WARRANTIES. Parent represents and warrants to Shareholders and Aventura Laser the following:

          A. Organization, Standing and Power. Parent is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. A true and correct copy of its articles of incorporation and bylaws, as amended to date, are available at the Security and Exchange Commission's ("SEC") web site in the EDGAR archives, filed as exhibits to the report on Form 10-KSB for the year ended 2004, and any future modifications thereof will be filed with the Commission and will also be available at such site.

          B. Capital. The authorized capital stock of Parent consists of 200,000,000 shares of common stock, $0.0001 par value, of which 46,996,913 are issued and outstanding, and 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.

          C. Financial Statements. The Parent's Financial Statements comply as to form in all Material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission ("SEC") with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") and fairly present the consolidated financial position of Parent at the date thereof and of its operations and cash flows for the period then ended, subject to normal year end audit adjustments. There has been no change in Parent's accounting policies or estimates except as described in the notes to Parent's financial statements. Since the date of the financial statements, there has not been any change in the financial condition or operations of Parent, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          D. Ability to Carry Out Obligations. Parent has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Parent and the performance by Parent of its obligations hereunder will not cause, constitute, or



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     conflict  with or  result  in (a) any  breach  or  violation  or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Parent is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Parent to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Parent or upon the securities of Parent to be acquired by the Shareholder.

          E. Full Disclosure. None of the representations and warranties made by the Parent contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

          F. Conduct of Business. Prior to the closing, Parent shall conduct its business in the normal course.

          G. Title. The Parent's Shares to be issued to the Shareholders will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances. The stock shall not be restricted and will be freely traded stock fifteen (15) months from the date of this agreement and in accordance with federal and state securities law requirements and specifically Rule 144 of the federal securities rules and regulations. None of such Parent's Stock is or will be subject to any voting trust or agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Parent's Stock to Shareholders, impair, restrict or delay Shareholders' voting rights with respect to the Parent's Stock.

     5.  SHAREHOLDERS  and  Aventura  Laser   REPRESENTATIONS   AND  WARRANTIES.
Shareholders and Aventura Laser represent and warrant to Parent and Aventura the following:

          A. Organization. Aventura Laser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Aventura Laser has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by Aventura Laser. Aventura Laser has delivered or made available a true and correct copy of its articles of incorporation and bylaws (or similar governing instruments), each as amended to date, to counsel for Parent.

          B. Capital Structure. The authorized Capital Stock of Aventura Laser consists of seven thousand five hundred (7,500) shares of common stock, $0.001 par value, and zero (0) shares of preferred stock. There are five thousand (5,000) shares of Aventura Laser common stock and zero (0) shares of Aventura Laser preferred stock issued and outstanding, held by the persons, and in the amounts, set forth on Schedule A. All issued and outstanding shares of Aventura Laser common stock are duly authorized,



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     validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Aventura Laser or any agreement to which Aventura Laser is a party or is bound. Aventura Laser has no other outstanding securities or securities reserved for issuance for any purpose, there being no other obligations directly or indirectly obligating Aventura Laser to issue any of its securities to any person for any purpose; and there are no other options, warrants, calls, rights, commitments or agreements of any character to which Aventura Laser is a party or by which it is bound obligating Aventura Laser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Aventura Laser Capital Stock or obligating Aventura Laser to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          C. Subsidiaries. Aventura Laser does not have any subsidiaries, and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

          D. Authority. Aventura Laser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Aventura Laser.

          E. No Conflict. The execution and delivery of this Agreement by Aventura Laser does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the articles of incorporation or bylaws of Aventura Laser or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Aventura Laser or its properties or assets.

          F. Governmental Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Aventura Laser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

          G. Financial Statements. Aventura Laser's financial statements for the fiscal year ended December 31, 2003, attached as Schedule 5(G) are complete and correct in all material respects and have been prepared in accordance GAAP throughout the periods indicated. Aventura Laser shall have its financial statements for the fiscal year ended December 31, 2004 prepared at its earliest convenience but no later than sixty (60) days from the



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     closing of this transaction and the return of bank statements and documents to Aventura Laser for delivery to accountant. Aventura Laser's financial statements have been reviewed by the Parent. The Parent believes the financial records represent the financial condition and operating results of Aventura Laser as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be material in the aggregate. Aventura Laser's financial statements comply with the requirements for material acquisitions under SEC Regulation S-B and in a manner permitting Parent to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith and Parent accepts such financials. The Parent shall be responsible for, and pay in order to have
     the  financial   records  of  Aventura  Laser  become  compliant  with  SEC requirements. The understanding between the parties is that the Parent is responsible for cost of preparing documents and information for submission to the SEC, but will not assume liability for any obligation Aventura Laser may have for prior year taxes, fines or penalties, relating to IRS claims only and not SEC matters.

          H. No Undisclosed Liabilities. To the best of its knowledge, Aventura Laser represents and warrants that it does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate (i) have not been reflected in Aventura Laser's balance sheet (including the notes thereto) or (ii) have not been specifically described in this Agreement such as the ordinary current liabilities, bills and expenses which are due in connection with the normal operation of the business which have been disclosed and shall be paid by Aventura Laser as same become due.

          I. Title of Properties, Absence of Liens and Encumbrances & Condition of Equipment. Schedule 5(I) sets forth a true and complete list of all real property owned and leased by Aventura Laser and the aggregate annual mortgage, rental or other fee payable therefor or under any such lease. All deeds, titles, leases and mortgages are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to Aventura Laser under any of such deeds, titles, leases or mortgages, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and with respect to which Aventura Laser has not taken adequate steps to prevent such default from occurring). Aventura Laser each holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in Aventura Laser's financial statements. The personal property owned or leased by Aventura Laser are listed in Schedule 5(I) (the "Equipment"), except individual pieces of equipment owned by Aventura Laser with an individual value of less than $100. The Equipment is, taken as a whole, in good operating condition and regularly and properly maintained, reasonable wear and tear excepted. The Parent has had the opportunity to fully inspect the assets and equipment and as such, the equipment and assets owned by Aventura Laser is accepted in as is, where is condition.




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          J.  Litigation.  To its  knowledge,  Aventura  Laser does not have any suits, actions, legal, administrative, arbitration or other proceedings or governmental investigations or any other claims, pending or threatened or which Aventura Laser expects will ultimately be threatened or commenced.

          K. Minute Books. The minute book of Aventura Laser have been provided or made available to Parent which contains a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of Aventura Laser, and reflect all transactions referred to in such minutes accurately in all material respects.

          L. Regulation SB Disclosure Document. The information supplied by Aventura Laser responding to each Item in SEC Regulation S-B (other than Items 201, 501, 502, 506, 512 and, to the extent of audit requirements,
     Item 310) annexed hereto as Exhibit 2.11 (the "Regulation S-B Disclosure Documents"), part of which must be included in a current report on Commission Form 8-K to be filed by Parent within four (4) days after the Closing Date, as well as in all other reports which Parent files thereafter pursuant to the Exchange Act, will not contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any Material fact, or will omit to state any Material fact necessary in order to make the statements made therein not false or misleading or omit to state any material fact necessary to correct any statement which has become false or misleading. The costs of preparation of information in order to comply with applicable laws subject to this provision will be borne by the Parent. If asked, Aventura Laser agrees to assist in document preparation or producing documents or information needed by the Parent in order to comply.

     6. INVESTMENT INTENT. The Shareholders hereby represent and warrant that he, she or it:

          A. Has had access through the SEC's Internet web site at www.sec.gov, in the EDGAR Archives sub-cite, to all of Parent's reports filed with the SEC during the past two fiscal years, has reviewed all such reports and has, either directly or through a representative, been granted access to all of Parent's officers and directors, and to all officers and directors of Parent's operating subsidiaries, for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement;

          B. Has been advised that: (1) The securities to be issued to them by Parent in exchange for their shares of Aventura Laser's Stock have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereof; (2) All certificates for their Parent's Stock will bear legends restricting any transactions therein, directly or indirectly,



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     unless the Parent's Stock are first registered under applicable federal and state  securities  laws or the  proposed  transaction  is exempt  from such
     registration   requirements,   and  such  facts  are  demonstrated  to  the
     satisfaction of Parent and its legal counsel, based on such third party legal opinions, affidavits and transfer agency procedures as Parent will reasonably require; and (3) Parent's transfer agent has been instructed to decline transfers of certificates for their shares of Parent's common stock, unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of Parent. The shares will become unrestricted and freely traded shares following the successful completion of the terms of this agreement, fifteen (15) months from the date executed by the parties.

     7. CONDITIONS TO CLOSING. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, as the case may be, the Parties agree (except to the extent that the Parties will otherwise consent in writing), that they will promptly notify the other of any event or occurrence or emergency which is not in the ordinary course of business and which is Material and adverse to the business of the respective Parties.

     8. CLOSING. The closing date and time of this transaction will be the date and time on which the closing of this Agreement is consummated, which shall, in any event, take place on or before March 31, 2005 ("Closing Date"), unless the Parties agree in writing to further extend the Closing Date.

          A. At the Closing the Parties will exchange all closing documentation, certificates, resolutions, exhibits, schedules and opinions called for by this Agreement, and

          B. All of Aventura Laser's Stock will be exchanged for the Parent's Stock, as specified above; provided that delivery of the certificates for the shares of Parent's Stock will be made directly to the Shareholder by the Parent's stock transfer agent as soon as practicable after the Closing.

     9. DOCUMENTS TO BE DELIVERED AT CLOSING.

          A. By the Parent and Aventura

          (i) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 100,000 Parent's Shares, registered in the names of the Shareholders based upon their holdings in Aventura Laser as agreed to on Exhibit A.

          (ii) Board of Directors Minutes of Parent and Aventura respectively authorizing the transaction and this Agreement.

          (iii) A check made payable to Shareholders in the amount of Forty Thousand dollars ($40,000).




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          B. By the Shareholder and Aventura Laser

          (i) Delivery to Parent, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding stock of Aventura Laser.

          (ii) Consents signed by all the shareholders of Aventura Laser consenting to the terms of this Agreement.

          (iii) Financial statements in form and substance, which has already been delivered, reviewed and accepted by Parent and Aventura, and prepared in accordance with, rules and regulations of the SEC and meeting the filing requirements for a transaction of this type.

          (iv) All of the business and corporate records of Aventura Laser, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

     10. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Dade County, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     11. Termination, Amendment and Waiver

          A. Termination. This Agreement may be terminated and this transaction abandoned at any time prior to the Closing Date, as follows:

          (i) By mutual consent of the Parties.

          (ii) By the non-breaching Party if it is not in Material breach of its obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of a breaching Party and such breach has not been cured within 10 days after notice to the breaching Party.

          (iii) By any Party if: the Closing has not occurred by March 31, 2005; there is an order of a federal or state court in effect preventing consummation of the transaction; or there will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transaction by any Governmental Entity which would make consummation of the transaction illegal.

          (iv) Where action is taken to terminate this Agreement pursuant to this Section 11, it will be sufficient for such action to be authorized by the board of directors (as applicable) of the Party taking such action.

          (v.) In the event Parent, Aventura or Aventura Laser (Aventura Laser after execution of this Agreement only) fails or refuses to comply with this Agreement or the related Equipment Lease Agreement or employment agreement entered into by Parent, Aventura, Aventura Laser or Judith Kornik as applicable, for any reason, then in that event, same shall be deemed a material default of all the agreements.Aventura Laser may, on 30-days written notice, declare this agreement, or the assignment of lease agreement or employment agreement, null and void.

          B. Effect of Termination. In the event of termination of this Agreement as provided in Section 11, this Agreement will immediately become null and void and there will be no liability or obligation on the part of any Party or their respective officers, directors or stockholders, except if such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          C. Amendment. This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Closing by the stockholders of those Parties required by applicable law to so approve but, after any such stockholder approval, no amendment will be made which by law requires the further approval of stockholders of a party without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

          D. Extension & Waiver. At any time prior to the Closing any Party may, to the extent legally allowed: (1) extend the time for the performance of any of the obligations or other acts of the other Parties; (2) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; or (3) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

     12. Additional Agreements.

          A. Report on Form 8-K.

          (i) Within four (4) days following the Closing Date, Parent, with the assistance and cooperation of Aventura Laser's current officers, auditors, employees and legal counsel, will prepare and file with the SEC a current report on Commission Form 8-K (the "8-K Report") disclosing the transaction and containing information concerning Aventura Laser required by SEC Regulation S-B. The cost of preparation of this information will be borne by Parent, and Aventura Laser agrees to cooperate, provide information as requested and instruct third parties to cooperate with Parent in preparation of required reports and information.

          (ii) The Parties will use their best efforts to secure the SEC's acceptance of Aventura Laser's financial statements, as complying with the requirements of Regulation S-B, and Aventura Laser will make any modifications to its financial statements suggested by the SEC provided same does not increase any tax liabilities; and, if required, will use reasonable efforts to secure from the SEC required extensions of time in which to provide materials complying with SEC Regulation S-B, if necessary, at the cost of Parent and Aventura.

          B. Consent of Aventura Laser's Shareholders. Because each Aventura Laser Shareholder has independently made the decision to exchange all of his, her or its Aventura Laser Stock for Parent's Stock, no formal stockholder action by Aventura Laser will be required in conjunction with authorization of this Agreement or the Closing; however, each Aventura Laser Shareholder must have become a party to this Agreement.

          C. Access to Information. Aventura Laser will afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments, internal financial statements and records; and other information concerning the business, properties and personnel of Aventura Laser as Parent may reasonably request.

          D. Confidentiality.

          (i) From the date hereof to and including the Closing Date, the Parties will maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party will have the burden of proof and such information as is or becomes:

               (1) Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

               (2) Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

               (3)  Required to be disclosed under applicable law.

          (ii) In the event that the transactions contemplated hereby will not be consummated, all such information which will be in writing will be returned to the Party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

          E. Expenses. Whether or not the transaction is consummated, all expenses incurred in connection with the transaction and this Agreement will be the sole obligation of the Party incurring such expenses.

          F. Public Disclosure. Unless otherwise required by law, prior to the Closing Date no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any Party unless approved by all Parties prior to release, provided that such approval will not be unnecessarily withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

          G. Legal Requirements. The Parties will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. The cost of compliance under this provision will be at the expense of the Parent, with the understanding that the Parent will not assume responsibility for prior obligations of Aventura Laser and that Aventura Laser agrees to cooperate in the production of documents and information needed by the Parent to comply.

     13. Miscellaneous.

          A. Interpretation. When a reference is made in this Agreement to Schedules or Exhibits, such reference will be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement (or waive its right to such representation) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          B. Non Waiver. Except as otherwise provided herein, This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally Unless expressly in writing and signed by the party against whom such change or waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

          C. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          D. Entire  Agreement.This  Agreement contains the entire Agreement and
     understanding   between  the  parties  hereto,  and  supersedes  all  prior agreements and understandings.

          E. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution by exchange of facsimile transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement which will be the document filed with the Commission.

          F. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

Parent & Aventura:        Medical Makeover Corporation of America, Inc.
                          19495 Biscayne Boulevard, Suite 403
                          Aventura, Florida  33180

COPY TO:                  Kenneth S. Pollock, Esq.
                          Newman, Pollock & Klein, LLP
                          2424 N. Federal Highway, Suite 411
                          Boca Raton, FL 33431


Aventura Laser/Shareholder:



          G. Further Assurances. The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

          H. Benefit of Agreement. The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

          I. Indemnification. Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party will be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

          J. Severability. If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

          K. Survival. The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and the Closing and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

          L. Joint and Several Liability. Parent and Aventura shall be joint and severally liable as to all warranties, representations, agreements and or covenants made by either Parent or Aventura and each unconditionally guarantees the performance pursuant to this Agreement.





                     [ SIGNATURES APPEAR ON FOLLOWING PAGE ]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement this 12th day of April, 2005.



MEDICAL MAKEOVER CORPORATION OF AMERICA


By: /s/ Randy Baker
    -------------------------------
Its:  Chief Executive Officer



AVENTURA MAKEOVER CORPORATION,


By: /s/ Randy Baker
    -------------------------------
Its:  Chief Executive Officer



AVENTURA ELECTROLYSIS AND SKIN CARE CENTER, INC,


By: /s/ Judith Kornik
    -------------------------------
Its: President

                                   EXHIBIT "A"
                Aventura Electrolysis and Skin Care Center, Inc,
                              A FLORIDA CORPORATION
                          SHAREHOLDER LIST AND CONSENT




     The undersigned shareholder agrees and consents to the terms and conditions of the Share Exchange Agreement and agrees to be bound by the terms and conditions thereof. My signature hereto constitutes my consent thereto.



/s/Judith Kornik          100%
--------------------     ------------
Name: Judith Kornik      # of Shares

                                  SCHEDULE 5(I)





1. The parties acknowledge that the Aventura Laser presently leases space located at 925C Old Federal Hwy., Hallandale, FL 33009, pursuant to an oral lease with weekly payments in the amount of $190.00 per week. Parent and Aventura have approved Aventura Laser agreement to an additional one year lease at the above location for a one year period.

2. Aventura Laser presently has an outstanding loan with Wachovia Bank for a laser machine purchased by Aventura Laser and/or Shareholder utilizing the credit of Aventura Laser, Shareholder and/or collateral of the laser machine and/or collateral of other parties. Judith Kornik shall be responsible for and pay the monthly payments due for said loan based upon the Equipment Lease Agreement entered into at time of execution of this Agreement.

3.   List of Equipment: